   As filed with the Securities and Exchange Commission on September 12, 2002
                           Registration No. 333-30540

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       KULICKE AND SOFFA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       Pennsylvania                                                           23-1498399
(State or Other Jurisdiction of Incorporation or Organization)                  (I.R.S. Employer Identification Number)

                                                                                              Clifford G. Sprague
                                                                      Senior Vice President and Chief Financial Officer
                   2101 Blair Mill Road                                                      2101 Blair Mill Road
                  Willow Grove, PA 19090                                                    Willow Grove, PA 19090
                      (215) 784-6000                                                            (215) 784-6000
(Address, Including Zip Code, and Telephone Number, Including         (Name, Address, Including Zip Code, and Telephone
  Area Code, of Registrant's Principal Executive Offices)            Number, Including Area Code, of Agent For Service)
       ---------------------------------------------                              -------------------------------------------

                                    Copy to:
                               H. John Michel, Jr.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                            18/th/ and Cherry Streets
                           Philadelphia, PA 19103-6996
                          -----------------------------

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration any 4 3/4% convertible subordinated notes due 2006 and any shares of common stock into which the notes have been or are convertible that remain unsold hereunder as of the date hereof.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ________________________

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

          On February 16, 2000, Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), filed a Registration Statement on Form S-3 (No. 333-30540) (the "Registration Statement") for purposes of registering resales of $175,000,000 aggregate principal amount of the Company's 4 3/4% Convertible Subordinated Notes due 2006 (the "Notes") and 7,642,038 shares (as adjusted to reflect the two-for-one stock split effected on July 31, 2001) of the Company's common stock, without par value, into which the Notes are convertible (the "Conversion Shares"). On April 19, 2000, the Company filed Amendment No. 1 to the Registration Statement and on April 24, 2000, the Commission declared the Registration Statement effective. Since that time and from time to time, the Company has filed prospectus supplements under the Registration Statement for the benefit of holders of the Notes and the Conversion Shares not previously included as "Selling Securityholders" under the Registration Statement.

     Pursuant to the terms of the Registration Rights Agreement that required the Company to file the Registration Statement, the Company is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, as of the date hereof, all of the Notes and Conversion Shares that remain unsold under the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willow Grove, Commonwealth of Pennsylvania, on September 12, 2002.

                                       KULICKE AND SOFFA INDUSTRIES, INC.


                                       By:  /s/ C. Scott Kulicke
                                           -----------------------------------
                                            C. Scott Kulicke
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    Name                                 Capacity                               Date
                    ----                                 --------                               ----
 /s/ C. Scott Kulicke                  Chairman of the Board and Chief Executive         September 12, 2002
---------------------------
C. Scott Kulicke                       Officer (Principal Executive Officer)

 /s/ Clifford G. Sprague               Senior Vice President and Chief Financial         September 12, 2002
----------------------------
Clifford G. Sprague                    Officer (Principal Financial and Accounting
                                       Officer)

 /s/ *Philip V. Gerdine                Director                                          September 12, 2002
---------------------------
Philip V. Gerdine

 /s/ *John A. O'Steen                  Director                                          September 12, 2002
---------------------------
John A. O'Steen

 /s/ *Allison F. Page                  Director                                          September 12, 2002
-----------------------------
Allison F. Page

 /s/ *MacDonnell Roehm, Jr.            Director                                          September 12, 2002
----------------------------
MacDonnell Roehm, Jr.

 /s/ *Larry D. Striplin, Jr.           Director                                          September 12, 2002
------------------------------
Larry D. Striplin, Jr.

 /s/ *C. William Zadel                 Director                                          September 12, 2002
-----------------------------
C. William Zadel

*By: /s/ Clifford G. Sprague
    ------------------------
    Clifford G. Sprague
    Attorney in fact